================================================================================
                            SOUTHWEST GAS CORPORATION


                                       TO

                    HARRIS TRUST AND SAVINGS BANK, as Trustee

                                 ---------------

                          FIRST SUPPLEMENTAL INDENTURE

                           dated as of         ,
                                       --------  ----


                              % Subordinated Deferrable
                          ----

                             Interest Notes Due
                                                ----

================================================================================
                                  Exhibit 4.08

                                Table of Contents

                                                                                                                        Page
                                                                                                                        ----
                                                              ARTICLE I

                                                             Definitions  . . . . . . . . . . . . . . . . . . . . . .      2

Section 1.1.  Definition of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

                                                             ARTICLE II

                                              General Terms and Conditions of the Notes   . . . . . . . . . . . . . .      4

Section 2.1.  Designation and Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

Section 2.2.  Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

Section 2.3.  Form and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5

Section 2.4.  Global Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5

Section 2.5.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7

                                                            ARTICLE III

                                                       Redemption of the Notes  . . . . . . . . . . . . . . . . . . .      8

Section 3.1.  Special Event Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

Section 3.2.  Optional Redemption by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

Section 3.3.  No Sinking Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

                                                              ARTICLE IV

                                                 Extension of Interest Payment Period . . . . . . . . . . . . . . . .     10

Section 4.1.  Extension of Interest Payment Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

Section 4.2.  Notice of Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

                                                              ARTICLE V

                                                               Expenses . . . . . . . . . . . . . . . . . . . . . . .     11

Section 5.1.  Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

                                                             ARTICLE VI

                                                            Subordination   . . . . . . . . . . . . . . . . . . . . .     12

Section 6.1.  Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

Section 6.2.  Default on Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

Section 6.3.  Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13

Section 6.4.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

Section 6.5.  Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15

Section 6.6.  Notice by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15

Section 6.7.  Rights of the Trustee; Holders of Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .     16

Section 6.8.  Subordination May Not Be Impaired . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17

                                                             ARTICLE VII

                                                              Covenants   . . . . . . . . . . . . . . . . . . . . . .     17

Section 7.1.  Listing on an Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17

Section 7.2.  Equal and Ratable Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18

                                                             ARTICLE VIII

                                                             Form of Note . . . . . . . . . . . . . . . . . . . . . .     19

Section 8.1.  Form of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19

                                                             ARTICLE IX

                                                       Original Issue of Notes  . . . . . . . . . . . . . . . . . . .     26

Section 9.1.  Original Issue of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

Section 9.2.  Reports by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

                                                              ARTICLE X

                                                            Miscellaneous   . . . . . . . . . . . . . . . . . . . . .     26

Section 10.1.  Ratification of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

Section 10.2.  Trustee Not Responsible for Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

Section 10.3.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

Section 10.4.  Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

Section 10.5.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27

Section 10.6.  Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27

         FIRST SUPPLEMENTAL INDENTURE, dated as of ______________, ____ (the "First Supplemental Indenture"), between Southwest Gas Corporation, a California corporation (the "Company"), Harris Trust and Savings Bank, as trustee (the "Trustee") under the Indenture dated as of ______________, ____ between the Company and the Trustee (the "Indenture").

         WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its ____% Subordinated Deferrable Interest Notes due ____ (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

         WHEREAS, Southwest Gas Capital I, a Delaware statutory business trust (the "Trust"), has offered to the public $[ ] aggregate liquidation amount of its ___% Trust Originated Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering in $[ ] aggregate principal amount of the Notes; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

         NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   Definitions

Section 1.1.  Definition of Terms.

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c)  the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f)  the following terms have the meanings given to them in the
              Declaration: (i) Business Day; (ii) Common Securities; (iii) Delaware Trustee; (iv) Depositary; (v) Dissolution Tax Opinion;
              (vi) Ministerial Action; (vii) No Recognition Opinion; (viii) Preferred Securities Guarantee; (ix) Property Trustee; (x) Redemption Tax Opinion; (xi) Regular Trustees; and (xii) Tax Event; and

         (g)  the following terms have the meanings given to them in this
              Section 1.1(g):

         "Additional Interest" has the meaning given such term in Section
2.5(c).

         "Compounded Interest" has the meaning given such term in Section 4.1.

         "Coupon Rate" has the meaning given such term in Section 2.5(a).

                 "Debt" means, in respect of the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).

         "Deferred Interest" means Additional Interest and Compounded Interest.

         "Dissolution Event" means that as a result of the occurrence and continuation of a Tax Event, the Trust is to be dissolved in accordance with the Declaration, and the Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

         "Extended Maturity Date" means, if the Company elects to extend the Maturity Date in accordance with Section 2.2(b), the date selected by the Company which is after the Stated Maturity Date but before ______________, ____[49 years from the date of issuance of the Notes].

         "Extended Interest Payment Period" has the meaning given such term in
Section 4.1.

         "Global Note" has the meaning given such term in Section 2.4(a)(i).

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes as set forth in Section 2.5(a).

         "Lien" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

         "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon, including Deferred Interest, if any.

         "Non Book-Entry Preferred Securities" has the meaning given such term in Section 2.4(a)(ii).

         "Optional Redemption Price" has the meaning given such term in Section 3.2.

         "Reporting Date" means that date that is one year from the date first written herein and each one year anniversary of such date thereafter.

                 "Restricted Securities" means, shares of capital stock of a Subsidiary.

         "Senior Indebtedness" means in respect of the Company, Debt of the Company, except for (1) any such Debt that is by its terms subordinated to or pari passu with the Notes and (2) any Debt (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of preferred securities or other similar securities.

         "Stated Maturity Date" means ______________, ____[30 years from the date of issuance of the Notes].

                                   ARTICLE II

                    General Terms and Conditions of the Notes

Section 2.1.  Designation and Principal Amount.

         There is hereby authorized a series of Securities designated the "___% Subordinated Deferrable Interest Notes due ____", limited in aggregate principal amount to $[ million], which amount shall be as set forth in any written Company Order for the authentication and delivery of Notes pursuant to Section 2.4 of the Indenture.

Section 2.2.  Maturity.

         (a)     The Maturity Date will be either:

                 (i)      the Stated Maturity Date; or

                 (ii) if the Company elects to extend the Maturity Date beyond the Stated Maturity Date in accordance with
                          Section 2.2(b), the Extended Maturity Date;

         (b) the Company may at any time before the day which is 90 days before the Stated Maturity Date, elect to extend the Maturity Date only once to the Extended Maturity Date, provided that the following conditions in this Section 2.2(b) are satisfied both at the date the Company gives notice in accordance with Section 2.2(c) of its election to extend the Maturity Date and at the Stated Maturity Date:

                 (i) the Company is not in bankruptcy or otherwise insolvent;

                 (ii) the Company is not in default on any Notes issued to the Trust or any trustee of the Trust or to any trust or trustee of the Trust in connection with the issuance of Trust Securities by the Trust;

                 (iii) the Company has made timely payments on the Notes for the immediately preceding 18 months without deferrals;

                 (iv) the Trust is not in arrears on payments of Distributions on the Trust Securities issued by it; and

                 (v) the Notes are rated in one of the four highest rating categories by any one of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization; and

         (c) if the Company elects to extend the Maturity Date in accordance with Section 2.2(b), the Company shall give notice to Holders of the Notes, the Property Trustee, the Trust and the Trustee of the extension of the Maturity Date and the Extended Maturity Date at least 90 days before the Stated Maturity Date.

Section 2.3.  Form and Payment.

         Except as provided in Section 2.4, the Notes shall be issued as Registered Securities in fully registered certificated form without interest coupons. Principal and interest on the Notes issued in certificated form will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Notes is the Property Trustee, the payment of the principal of and interest, including Deferred Interest, if any, on such Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

Section 2.4.  Global Note.

         (a)     In connection with a Dissolution Event:

                 (i) the Notes in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Note in an aggregate principal amount equal to all Outstanding Notes (a "Global Note") to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the

                          Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Notes issued as a Global Note will be made to the Depositary; and

                 (ii) if any Preferred Securities are held in non book-entry certificated form, the Notes in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled, and a Note registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled will be executed by the Company and delivered to the Trustee together with a Company Order for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

         (b) A Global Note may be transferred, in whole but not in part only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article Two of the Indenture, the Trustee will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In such event the Company will execute and, subject to Article Two of the Indenture, the Trustee will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

Section 2.5.  Interest.

         (a) Each Note will bear interest at the rate of ___% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article Four) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date", commencing on ______________, ____), to the Person in whose name such Note or any predecessor Note is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Notes of which the Property Trustee is the Holder of or a Global Note, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the Indenture the Notes are not represented by a Global Note, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, notwithstanding the provisions of Section 113 of the Indenture, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (c) If at any time while the Property Trustee is the Holder of any Notes, the Trust or the Property Trustee, on behalf of the Trust, is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the Property Trustee, on behalf of the Trust, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee, on behalf of the Trust, after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee, on behalf of the Trust, would have received had no such taxes, duties, assessments or other governmental charges been imposed.


                                   ARTICLE III

                             Redemption of the Notes

Section 3.1.  Special Event Redemption.

         If a Tax Event has occurred and is continuing and:

         (a)     the Company has received a Redemption Tax Opinion; or

         (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Notes to redeem the Notes in whole or in part for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period"), provided that, if at the time there is available to the Company the opportunity to eliminate within the 90 Day Period, the Tax Event by taking some Ministerial Action, the Company shall pursue such Ministerial Action in lieu of redemption, and provided, further, that the Company shall have no right to redeem the Notes while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

Section 3.2.  Optional Redemption by Company.

         (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article Eleven of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Notes, in whole or in part, from time to time, on or after ______________, ____[five years after issuance of the Notes], at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice to the Holder of the Notes, at the Optional Redemption Price. If the Notes are only partially redeemed pursuant to this Section 3.2, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that, if at the time of redemption the Notes are registered as a Global Note, the Depositary shall determine by lot the principal amount of such Notes held by each Holder of Notes to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

         (b) If a partial redemption of the Notes would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Notes in whole.

Section 3.3.  No Sinking Fund.

         The Notes are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV

                      Extension of Interest Payment Period

Section 4.1.  Extension of Interest Payment Period.

         The Company shall have the right, at any time during the term of the Notes, from time to time, to defer payments of interest by extending the interest payment period of such Notes for up to 20 consecutive quarters (the "Extended Interest Payment Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Notes, including any Deferred Interest that shall be payable, to the Holders of the Notes in whose names the Notes are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

Section 4.2.  Notice of Extension.

         (a) If the Property Trustee is the only registered Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (a) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (b) the date the Trust is required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

         (b) If the Property Trustee is not the only Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Notes and the Trustee written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of
                 (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Notes.

         (c)     The quarter in which any notice is given pursuant to paragraphs
                 (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

                                    ARTICLE V

                                    Expenses

Section 5.1.  Payment of Expenses.

         In connection with the offering, sale and issuance of the Notes to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including compensation of the Trustee under the Indenture in accordance with the provisions of
                 Section 607 of the Indenture;

         (b) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust; and

         (c) pay all other debts and obligations of the Trust (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee, the trustee under the Preferred Securities Guarantee and the guarantee of the Common Securities and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses or printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets).

                                   ARTICLE VI

                                  Subordination

Section 6.1.  Agreement to Subordinate.

         The Company covenants and agrees, and each Holder of Notes issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article VI; and each Holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment by the Company of the principal of, premium, if any, and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article VI shall prevent the occurrence of any default or Event of Default hereunder.

Section 6.2.  Default on Senior Indebtedness.

         In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Notes.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

Section 6.3.  Liquidation; Dissolution; Bankruptcy.

         Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Notes; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Note or the Trustee would be entitled to receive from the Company, except for the provisions of this Article VI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Notes or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         For purposes of this Article VI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Notes to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Indenture. Nothing in Section 6.2 or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 607 of the Indenture.

Section 6.4.  Subrogation.

         Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article VI to or for the benefit of the holders of such Senior Indebtedness by Holders of the Notes or the Trustee, shall, as between the Company, its creditors other than Holders of Senior Indebtedness of the Company, and the holders of the Notes shall be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of such Senior Indebtedness of the other hand.

         Nothing contained in this Article VI or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article VI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee, subject to the provisions of Section 603 of the Indenture, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

Section 6.5.  Trustee to Effectuate Subordination.

         Each Holder of Notes by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article VI and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

Section 6.6.  Notice by the Company.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article VI. Notwithstanding the provisions of this Article VI or any other provision of the Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article VI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 603 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         The Trustee, subject to the provisions of Section 603 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article VI, the Trustee may require such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 6.7.  Rights of the Trustee; Holders of Senior Indebtedness.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 603 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Notes, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this
Article VI or otherwise.

Section 6.8.  Subordination May Not Be Impaired.

         No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Notes to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.

                                   ARTICLE VII

                          Covenant to List on Exchange

Section 7.1.  Listing on an Exchange.

         If the Notes are to be issued as a Global Note in connection with the distribution of the Notes to the holders of the

Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its best efforts to list such Notes on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

Section 7.2.  Equal and Ratable Security.

         The Company will not create, incur, issue or assume any Debt secured by any Lien on any property or assets owned by the Company, and the Company will not create, incur, issue or assume any Debt secured by any Lien on any Restricted Securities, unless (a) in the case of Debt which is expressly by its terms subordinate or junior in right of payment to the Subordinated Debt Securities, the Subordinated Debt Securities are secured by a Lien on such property, assets or Restricted Securities that is senior to such other Lien, or
(b) in the case of Liens securing Debt that is ranked pari passu with the subordinated Debt Securities, the Subordinated Debt Securities are secured by a Lien on such property, assets or Restricted Securities that is equal and ratable with such other Lien; provided, however, that nothing contained in this Section
7.2 shall apply to or prevent the creation of:

         (i) existing Liens on any property or indebtedness of any entity which is merged with or into or consolidated with the Company;

         (ii) Liens in favor of the United States of America, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payment pursuant to any contract or statute, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

         (iii) Liens to secure loans to the Company which mature within twelve months from the creation thereof and which are made in the ordinary course of business;

         (iv) Liens on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration or drilling for, or development of, oil or gas reserves or laying a pipeline or to provide funds for any such purpose;

         (v) Liens on money or U.S. Government Obligations deposited with the Trustee pursuant to the Indenture; and

         (vi) Liens for the sole purposes of extending, renewing or replacing, in whole or in part, Liens securing Debt of the type referred to in the foregoing clauses (i) through (iv), inclusive, or this clause (vi); provided, however, that the principal amount of Debt so secured at the time of such extension, renewal or replacement shall not be increased, and that such extension, renewal or replacement shall be limited to all or part of the property or indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such property).

                                  ARTICLE VIII
                                  Form of Note

                                                                EXHIBIT 4.10
Section 8.1.  Form of Note.

         The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                             (FORM OF FACE OF NOTE)

         (IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT - This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Global Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances. Every Note delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security, subject to the foregoing, except in the limited circumstances described above.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (or to such other entity as is requested by an authorized representative of DTC) and any payment is made to Cede & Co. (or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.)

No. __________________

$_____________

CUSIP No.__________________

                   _____% SUBORDINATE DEFERRABLE INTEREST NOTE

                                    DUE 20__

         Southwest Gas Corporation, a California corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ______________ Dollars on _________________, ____ [30 years after issuance of the Note], (or on such later date before _______, ____ [49 years after the issuance of the Note], if the Company elects to extend the maturity date as further described herein), and to pay interest on said principal sum from _______________, ____, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing __________________, ____, at the rate of _____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE NOTES ARE NO LONGER REPRESENTED BY A GLOBAL NOTE -- which shall be the close of business of the ____ Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated
     -------------------
                                                   SOUTHWEST GAS CORPORATION

                                                   By
                                                     --------------------------
                                                         {                  }

Attest:

By
  --------------------------
         Secretary

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series of Notes described in the within-mentioned Indenture.



--------------------------


--------------------------                         -------------------------
         as Trustee                 or             as Authentication Agent

By________________________                         By_______________________
  Authorized Signatory                               Authorized Signatory

                            (FORM OF REVERSE OF NOTE)

         This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of __________________, ____, duly executed and delivered between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of _____________________, ____, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Notes are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Notes is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         Because of the occurrence and continuation of a Tax Event, in certain circumstances, this Note will become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part at any time on or after ________________, ____ [five years after issuance of the Note] (a "Optional Redemption") or at any time in certain circumstances upon the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Notes are only partially redeemed by the Company pursuant to an Optional Redemption, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Notes are registered as a Global Note, the Depositary shall determine by lot the principal amount of such Notes held by each Holder of Notes to be redeemed.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the

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



rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right at any time during the term of the Notes from time to time to extend the interest payment period of such Notes to up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. This Global
Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof as provided in the Indenture and subject to certain limitations herein and therein set forth. Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ARTICLE IX
                             Original Issue of Notes

Section 9.1.  Original Issue of Notes.

         Notes in the aggregate principal amount of $_______ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

Section 9.2.  Reports by the Trustee.

         Up until and including the Maturity Date the Trustee shall, in respect of each Reporting Date, make such reports, and within such time periods, as are required to be made by the Trustee under the Trust Indenture Act.

                                    ARTICLE X

                                  Miscellaneous

Section 10.1.  Ratification of Indenture.

         The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 10.2.  Trustee Not Responsible for Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 10.3.  Governing Law.

         This First Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 10.4.  Separability.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.5.  Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 10.6.  Third Party Beneficiaries.

         The Property Trustee, the trustee under the Preferred Securities Guarantee and the Delaware Trustee are each a third party beneficiary of, and shall be entitled to, enforce, and to exercise all rights and remedies with respect to, the provisions of Section 5.1. The terms "Property Trustee", "Preferred Securities Guarantee" and "Delaware Trustee" have the meaning given such terms in the Declaration.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                                  SOUTHWEST GAS CORPORATION

                                                  By
                                                    ---------------------------

Attest:


------------------------
       Secretary

                                                  HARRIS TRUST AND SAVINGS BANK,
                                                  as Trustee

                                                  By
                                                    ---------------------------

Attest:


------------------------
        Secretary